                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Crown Crafts, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               CROWN CRAFTS, INC.
                       1600 RIVEREDGE PARKWAY, SUITE 200
                             ATLANTA, GEORGIA 30328

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Crown Crafts, Inc., a Georgia corporation (the "Company") will be held August 12, 1997 at 10:00 a.m. at the Company's Atlanta, Georgia Corporate Office, 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia 30328, for the following purposes:

          1. To elect four Class II directors for a three-year term of office;

          2. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

     The Proxy Statement dated June 27, 1997 is attached. Common Stock shareholders of record on the books of the Company at the close of business on June 20, 1997 are entitled to notice of and to vote at the meeting.

     We hope you will be able to attend the meeting in person, but, if you cannot be present, it is important that you sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope in order that your vote may be cast at the meeting.

                                          By Order of the Board of Directors

                                          /s/ Roger D. Chittum

                                          Roger D. Chittum
                                          Secretary

June 27, 1997
Atlanta, Georgia

                               CROWN CRAFTS, INC.
                       1600 RIVEREDGE PARKWAY, SUITE 200
                             ATLANTA, GEORGIA 30328

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation by the Board of Directors of Crown Crafts, Inc. (the "Company") of proxies to be voted at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held August 12, 1997 at 10:00 a.m. at the Company's Atlanta Corporate Office, 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia 30328, and at any and all adjournments or postponements of such meeting.

                               PROXY SOLICITATION

     Any shareholder who executes and delivers a proxy has the right to revoke the proxy at any time before it is voted. A proxy may be revoked by (i) filing an instrument revoking the proxy with the Secretary of the Company, (ii) executing a proxy bearing a later date, or (iii) attending and voting at the Annual Meeting. Properly executed proxies, timely returned, will be voted in accordance with the choices made by the shareholder with respect to the proposal listed thereon.

     If a choice is not made with respect to any proposal, the proxy will be voted "FOR" the election of directors as described under "ELECTION OF DIRECTORS" below.

     Directors are elected by a vote of a plurality of the shares of Common Stock represented at the meeting.

     Other than the matters set forth herein, management of the Company is not aware of any matters that may come before the meeting. If any other business should properly come before the meeting, the persons named in the enclosed proxy will have the discretionary authority to vote the shares represented by the effective proxies and intend to vote them in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, the directors and officers of the Company may solicit proxies on behalf of management by telephone, telegram and personal interview. Such persons will receive no additional compensation for their solicitation activities and will be reimbursed only for their actual expenses in connection therewith. The Company will authorize banks, brokerage houses and other custodians, nominees or fiduciaries to forward copies of proxy material to the beneficial owners of shares or to request authority for the execution of the proxies and will reimburse such banks, brokerage houses and other custodians, nominees or fiduciaries for their out-of-pocket expenses incurred in connection therewith. The Notice of the Meeting, this Proxy Statement and the form of proxy were first mailed to shareholders on or about June 27, 1997.

                    VOTING RIGHTS AND PRINCIPAL SHAREHOLDERS

     At the close of business on June 20, 1997, the record date for determining the shareholders entitled to notice of and to vote at the meeting, there were 7,946,477 shares of common stock, $1.00 par value, of the Company (the "Common Stock") outstanding. Each share of Common Stock is entitled to one vote (non-cumulative) on all matters presented for shareholder vote. The presence in person or by proxy of the holders of a majority of the outstanding Common Stock constitutes a quorum for the transaction of business.

     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for any purpose in determining whether a matter has been approved.

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of June 1, 1997, by (i) each director of the Company, (ii) the five most highly compensated executive officers, (iii) all officers and directors as a group, and (iv) all persons known to the Company who may be deemed beneficial owners of more than five percent (5%) of such outstanding shares. Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. An asterisk indicates beneficial ownership of less than one percent (1%).

                                                              NUMBER OF SHARES    PERCENT OF
                                                                BENEFICIALLY      OUTSTANDING
            NAME AND ADDRESS OF BENEFICIAL OWNER                OWNED(1)(2)        SHARES(2)
            ------------------------------------              ----------------    -----------
Michael H. Bernstein........................................        800,219(3)       10.1%
  1600 RiverEdge Parkway
  Suite 200
  Atlanta, Georgia 30328

Philip Bernstein............................................        536,807(4)        6.8%
  21126 Escondido Way
  Boca Raton, Florida 33433
E. Randall Chestnut.........................................         22,000(5)          *
  1600 RiverEdge Parkway
  Suite 200
  Atlanta, Georgia 30328
Roger D. Chittum............................................         33,338(6)          *
  1600 RiverEdge Parkway
  Suite 200
  Atlanta, Georgia 30328
Paul A. Criscillis, Jr......................................         94,215(7)        1.2%
  1600 RiverEdge Parkway
  Suite 200
  Atlanta, Georgia 30328
Patricia G. Knoll...........................................         40,462(8)          *
  Edmond Street
  Calhoun, Georgia 30701
Rudolph J. Schmatz..........................................        143,682(9)        1.8%
  1600 RiverEdge Parkway
  Suite 200
  Atlanta, Georgia 30328
Jane E. Shivers.............................................            837(10)         *
  999 Peachtree Street
  Suite 1850
  Atlanta, Georgia 30309
Alfred M. Swiren............................................          9,687(11)         *
  4405 Granada Blvd.
  Coral Gables, Florida 33146
Richard N. Toub.............................................         41,327(12)         *
  8A Motcomb Street
  London, England SW1X8JU

                                                              NUMBER OF SHARES    PERCENT OF
                                                                BENEFICIALLY      OUTSTANDING
            NAME AND ADDRESS OF BENEFICIAL OWNER                OWNED(1)(2)        SHARES(2)
            ------------------------------------              ----------------    -----------
All Officers and Directors of the Company as a Group (14          1,766,910(13)      22.2%
  persons)..................................................
Wachovia Bank, N.A. as Trustee for the Crown Crafts, Inc....        971,009(14)      12.2%
  Employee Stock Ownership Plan
  191 Peachtree Street, N.E.
  Atlanta, Georgia 30303-1757
Dimensional Fund Advisors, Inc..............................        501,060(15)       6.3%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401

---------------

 (1) Unless otherwise specified in the footnotes, the shareholder has sole voting and dispositive power.
 (2) The number of shares beneficially owned and the computation of percentage of ownership includes shares of Common Stock which may be acquired within 60 days of the June 1, 1997 date of this table by exercise of options.
 (3) Includes 323,871 shares of Common Stock owned individually by Mr. Michael
     H. Bernstein. Includes 14,882 shares held by Mr. Bernstein's spouse, 89,490 shares held by his adult daughter and 134,412 shares held by Mr. Bernstein as custodian or trustee for his minor children, as to all of which he disclaims beneficial ownership. Includes options for 70,000 shares of Common Stock which are or will become exercisable by Mr. Bernstein within the 60 day period following the June 1, 1997 date of this table. Includes 75,819 shares of Common Stock held in the Crown Crafts, Inc. Employee Stock Ownership Plan and 91,745 held by the Bernstein Family Foundation, a charitable foundation for which Messrs. Michael and Philip Bernstein act as trustees.
 (4) Includes 253,963 shares of Common Stock owned individually by Mr. Philip Bernstein. Includes 185,000 shares owned by Mr. Bernstein's spouse, as to which he disclaims beneficial ownership. Includes options for 4,167 shares which are or will become exercisable by Mr. Bernstein within the 60 day period following the June 1, 1997 date of this table. Includes 1,932 shares of Common Stock in the Crown Crafts, Inc. Employee Stock Ownership Plan and 91,745 held by the Bernstein Family Foundation, a charitable foundation for which Messrs. Michael and Philip Bernstein act as trustees. Mr. Philip Bernstein is the father of Mr. Michael H. Bernstein.
 (5) Includes 5,015 shares of Common Stock owned individually by Mr. Chestnut. Includes options for 16,667 shares which are or will become exercisable by Mr. Chestnut within the 60 day period following the June 1, 1997 date of this table. Includes 318 shares of Common Stock in the Crown Crafts, Inc. Employee Stock Ownership Plan.
 (6) Includes 500 shares of Common Stock owned individually by Mr. Chittum. Includes options for 32,333 shares which are or will become exercisable by Mr. Chittum within the 60 day period following the June 1, 1997 date of this table. Includes 505 shares of Common Stock in the Crown Crafts, Inc. Employee Stock Ownership Plan.
 (7) Includes 50,000 shares of Common Stock owned individually by Mr. Criscillis. Includes options for 30,833 shares which are or will become exercisable by Mr. Criscillis within the 60 day period following the June 1, 1997 date of this table. Includes 13,382 shares of Common Stock in the Crown Crafts, Inc. Employee Stock Ownership Plan.
 (8) Includes 5,675 shares of Common Stock owned individually by Ms. Knoll. Includes options for 17,479 shares which are or will become exercisable by Ms. Knoll within the 60 day period following the June 1, 1997 date of this table. Includes 17,308 shares of Common Stock in the Crown Crafts, Inc. Employee Stock Ownership Plan.
 (9) Includes 58,632 shares of Common Stock owned by Mr. Schmatz individually, 5,600 held by Mr. Schmatz as trustee for his minor children and options for 35,000 shares which are or will become exercisable by Mr. Schmatz within the 60 day period following the June 1, 1997 date of this table. Also includes 44,450 shares of Common Stock in the Crown Crafts, Inc. Employee Stock Ownership Plan.
(10) Includes 170 shares of Common Stock owned by Ms. Shivers individually and also includes options for 667 shares which are or will become exercisable by Ms. Shivers within the 60 day period following the June 1, 1997 date of this table.

(11) Includes 5,500 shares of Common Stock owned by Mr. Swiren individually and 3,520 shares held by his spouse for which he disclaims beneficial ownership. Also includes options for 667 shares which are or will become exercisable by Mr. Swiren within the 60 day period following the June 1, 1997 date of this table.
(12) Includes 36,260 shares of Common Stock owned by Mr. Toub individually and 4,400 shares held by Mr. Toub as custodian for his minor children for which he disclaims beneficial ownership. Also includes options for 667 shares which are or will become exercisable by Mr. Toub within the 60 day period following the June 1, 1997 date of this table.
(13) See footnotes 3, 4, 5, 6, 7, 8, 9, 10, 11, and 12 above.
(14) Wachovia Bank, N.A. is the owner of record as trustee and has indicated that it has sole right to dispose of these shares, which are held in accounts for approximately 1,900 participants in the Crown Crafts, Inc. Employee Stock Ownership Plan. Plan participants have the right to vote all shares held in their individual accounts. Shares as to which no voting instructions are received from participants are voted by the Trustee in accordance with instructions received from the Administrative Committee of the Plan. The committee consists of Messrs. Michael H. Bernstein and Paul
     A. Criscillis, Jr., both of whom are executive officers of the Company and Mr. Robert E. Schnelle, the Company's Treasurer.
(15) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 501,060 shares of Crown Crafts, Inc. stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of nine directors divided into three classes, equal in size, with such classes of directors serving staggered three-year terms of office. Accordingly, at each annual meeting of shareholders, a class consisting of approximately one-third of the Company's directors will be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders, with each director holding office until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.

     The Board of Directors proposes that the four Class II nominees identified below be elected to the class and for the term as set forth below and until the election and qualification of their successors, as provided in the Bylaws of the Company. The other six directors (whose names are also listed below) will continue in office. Each nominee is presently a director of the Company, except for Mr. Davis, who has been nominated to replace Patricia G. Knoll, who resigned her Class II directorship effective June 20, 1997. If management's slate of directors is elected, the Board will consist of ten directors.

     The proxyholders intend to vote "FOR" the election of the individuals named below unless authority is specifically withheld in the proxy.

     While it is not anticipated, in the event any nominee is not a candidate or is unable to serve as a director at the time of the election, the proxies will be voted for the nominee designated by the present Board of Directors to fill such vacancy.

     The name and age of each of the nominees, his or her principal occupation (including positions and offices with the Company) and the period during which he or she has served as a director are set forth below.

                             NOMINEES FOR DIRECTOR

NOMINEES FOR CLASS II

  FOR A THREE-YEAR TERM EXPIRING ON THE DATE OF THE 2000 ANNUAL MEETING

NAME                                      AGE   POSITION WITH COMPANY                     SINCE
----                                      ---   ---------------------                     -----
E. Randall Chestnut.....................  49    Vice President, Corporate Development     1995
                                                Director                                  1995
Roger D. Chittum........................  58    Vice President, Law and Administration,
                                                Secretary                                 1993
                                                Director                                  1992
Marvin A. Davis.........................  59    Nominee for Director                        --
Alfred M. Swiren........................  80    Director                                  1977

                              CONTINUING DIRECTORS

CLASS I

  TERM EXPIRING ON THE DATE OF THE 1999 ANNUAL MEETING

NAME                                      AGE   POSITION WITH COMPANY                     SINCE
----                                      ---   ---------------------                     -----
Philip Bernstein........................  90    Chairman of the Board of Directors        1968
Rudolph J. Schmatz......................  59    Vice President, Sales and Marketing       1985
                                                Director                                  1976
Jane E. Shivers.........................  54    Director                                  1994

CLASS III

  TERM EXPIRING ON THE DATE OF THE 1998 ANNUAL MEETING

NAME                                      AGE   POSITION WITH COMPANY                     SINCE
----                                      ---   ---------------------                     -----
Michael H. Bernstein....................  54    President and Chief Executive Officer     1976
                                                Director                                  1976
Paul A. Criscillis, Jr. ................  48    Vice President, Chief Financial Officer   1985
                                                Director                                  1985
Richard N. Toub.........................  54    Director                                  1986

NOMINEES

     E. Randall Chestnut joined the Company in January 1995 as Vice President, Corporate Development. He was elected to the Board of Directors in February 1995. Prior to joining the Company, Mr. Chestnut was from December 1988 to January 1995 President of Beacon Manufacturing Company, a producer of adult and infant blankets. From 1990 to December 1994, Mr. Chestnut also served as Vice Chairman of Wiscassett Mills Company, a yarn manufacturer.

     Roger D. Chittum has served as a director of the Company since 1992. From 1973 to 1983, Mr. Chittum was an officer of Tosco Corporation where his responsibilities included at various times mineral land development, technology licensing, government relations, environmental affairs and other executive functions. Mr. Chittum was a principal in the law firm of Rosenberg, Chittum, Mendlin & Hecht and predecessor law firms in Los Angeles, California, from 1984 to 1993. He joined the Company as Vice President, Law and Administration and Secretary in October 1993.

     Marvin A. Davis has been the Chief Executive Officer of Datamax Corporation since February 1997 and its Chairman of the Board since April 1997. Datamax is a multinational corporation which manufactures thermal bar code label printers. Prior to joining Datamax, Mr. Davis was associated with the management consulting firm of Grisanti, Galef, and Goldress from 1983 to 1997. For the last five of those years he served as President. During his career at Grisanti, Galef, and Goldress, he acted as interim CEO or as an advisor to the CEO for many companies. Mr. Davis is also a member of the Board of Directors of Z-Axis Corporation.

     Alfred M. Swiren has served as a director of the Company since 1977. He is a practicing attorney and a member of the Florida and Massachusetts bars. Mr. Swiren formerly served as Senior Vice President of Jefferson Stores, Inc., Miami, Florida.

     A vote of a plurality of the shares of Common Stock represented at the meeting will be required to elect the nominees for Directors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR NAMED ABOVE.

CONTINUING DIRECTORS

     Michael H. Bernstein joined the Company in 1972 in an executive capacity. He has served on the Board of Directors and as President and Chief Executive Officer since 1976.

     Philip Bernstein has been employed by the Company since 1961. Mr. Bernstein currently serves as Chairman of the Board and has held that position since 1968.

     Paul A. Criscillis, Jr. has served as a director and as Vice President, Chief Financial Officer since 1985, and was Secretary of the Company from 1991 to October 1993. Prior to joining the Company, Mr. Criscillis was a partner with the public accounting firm of Deloitte & Touche LLP.

     Rudolph J. Schmatz has served as a director of the Company since 1976. Mr. Schmatz joined the Company in 1976 as Vice President, Administration. He held that position until 1985 when he was elected to his current position of Vice President, Sales and Marketing.

     Jane E. Shivers was elected to the Board of Directors in November 1994. Since 1985, Ms. Shivers has served as Executive Vice President of Ketchum Public Relations and Director of its Atlanta office.

     Richard N. Toub is a United States attorney practicing in London, England, as an international lawyer and business advisor. He was elected to the Board of Directors in 1986.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

     The Company's Board of Directors met four times during the fiscal year ended March 30, 1997. Each director attended each of the meetings of the Board, and each director attended each meeting of the committees of which he or she was a member. The Board has an Audit Committee and a Compensation Committee. The Board has no standing Nominating Committee.

     The Audit Committee meets with management, and the Company's independent accountants to consider the adequacy of the Company's internal controls and other financial reporting matters. The Committee recommends to the Board the engagement of the Company's independent accountants and reviews their audit procedures and audit results. The Committee currently consists of Jane E. Shivers, Alfred M. Swiren and Richard N. Toub. The Audit Committee met once during fiscal 1997.

     The Compensation Committee is responsible for establishing annual salary levels, fringe benefits and any special compensation plans or programs for executive officers of the Company. The Committee currently consists of Jane E. Shivers, Alfred M. Swiren and Richard N. Toub. The Compensation Committee met one time during fiscal 1997 and also took action by unanimous written consent twelve times during that same time period.

EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

NAME                         AGE          POSITION
----                         ---          --------
Michael H. Bernstein.......  54    President and Chief Executive Officer
Philip Bernstein...........  90    Chairman of the Board of Directors
E. Randall Chestnut........  49    Vice President, Corporate Development
Roger D. Chittum...........  58    Vice President, Law and Administration
Paul A. Criscillis, Jr.....  48    Vice President, Chief Financial Officer
Rudolph J. Schmatz.........  59    Vice President, Sales and Marketing

     The officers of the Company serve at the pleasure of the Board of Directors.

     Certain information about the business experience of each of the Company's executive officers is set forth under "Election of Directors" above.

                             EXECUTIVE COMPENSATION

     The following tables and narrative text discuss the Compensation paid during the fiscal year ended March 30, 1997 and the two prior fiscal years to the Company's Chief Executive Officer and the Company's five other most highly compensated executive officers (with annual salary and bonus in excess of $100,000).

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                             ------------
                                                      ANNUAL COMPENSATION     SECURITIES
                                                     ---------------------    UNDERLYING     ALL OTHER
                                             FISCAL                BONUS     OPTIONS/SARS   COMPENSATION
        NAME AND PRINCIPAL POSITION           YEAR   SALARY ($)    ($)(1)       (#)(2)          ($)
        ---------------------------          ------  ----------   --------   ------------   ------------
M.H. Bernstein.............................   1997     $235,000   $    -0-     260,000         $5,156(3)
  President and Chief Executive Officer       1996     $235,000   $    -0-      50,000         $2,366(4)
                                              1995     $235,000   $725,000      50,000         $3,531(4)

E.R. Chestnut..............................   1997     $148,000   $ 93,333      75,000         $4,625(3)
  Vice President -- Corporate Development(5)  1996     $148,000   $112,000      25,000         $2,834(3)
                                              1995     $ 24,477   $ 42,000      25,000         $  -0-

R.D. Chittum...............................   1997     $148,000   $    -0-     122,000         $4,579(3)
  Vice President -- Law and Administration    1996     $148,000   $    -0-      25,000         $2,863(3)
                                              1995     $148,000   $218,600      37,000         $3,105(4)

P.A. Criscillis, Jr........................   1997     $148,000   $    -0-     117,500         $4,753(3)
  Vice President and Chief Financial          1996     $148,000   $    -0-      25,000         $2,983(3)
     Officer(6)                               1995     $ 85,385   $125,385      12,500         $3,276(4)

P.G. Knoll.................................   1997     $181,461   $    -0-     106,767         $5,162(3)
  Senior Vice President and Chief Operating   1996     $148,000   $    -0-      25,000         $3,163(3)
     Officer(7)                               1995     $106,008   $167,008      25,000         $3,531(4)

R.J. Schmatz...............................   1997     $148,000   $    -0-     130,000         $4,814(3)
  Vice President -- Sales and Marketing       1996     $148,000   $    -0-      25,000         $3,118(3)
                                              1995     $148,000   $232,000      25,000         $3,467(4)

---------------

(1) Except for the payment of guaranteed minimum bonuses to Mr. E.R. Chestnut, there were no bonus payments made during fiscal 1996 or 1997 because the Company's earnings were below the minimum level required for payment of bonuses under the Company's Executive Incentive Bonus Plan.

(2) The Long-Term Compensation for fiscal 1997 includes repriced stock options issued to the named executives as follows:

M.H. Bernstein                            210,000
E.R. Chestnut                              50,000
R.D. Chittum                               97,000
P.A. Criscillis, Jr.                       92,500
P.G. Knoll                                 69,267
R.J. Schmatz                              105,000

(3) Represents Company contributions to the Crown Crafts, Inc. Employee Stock Ownership Plan and Company matching contributions to the Crown Crafts, Inc. 401(k) Retirement Savings Plan.
(4) Represents Company contributions to the Crown Crafts, Inc. Employee Stock Ownership Plan.
(5) Mr. Chestnut was employed by the Company effective January 20, 1995.
(6) Mr. Criscillis took an unpaid sabbatical leave of absence from November 1, 1993 to September 6, 1994.
(7) Ms. Knoll took an unpaid sabbatical leave of absence from February 7, 1994 to July 11, 1994. She resigned her position with the Company effective June 20, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted to the Company's executive officers during the fiscal year ended March 30, 1997, including the potential realizable value of such options at assumed annual rates of stock appreciation of 5% and 10% for the term of the options.

                                                                                       POTENTIAL REALIZABLE
                                               INDIVIDUAL GRANTS(1)                      VALUE AT ASSUMED
                               -----------------------------------------------------      ANNUAL RATES OF
                                NUMBER OF      % OF TOTAL                                   STOCK PRICE
                                SECURITIES    OPTIONS/SARS                               APPRECIATION FOR
                                UNDERLYING     GRANTED TO     EXERCISE                    OPTION TERM(2)
                               OPTIONS/SARS   EMPLOYEES IN      PRICE     EXPIRATION   ---------------------
NAME AND PRINCIPAL POSITION      GRANTED       FISCAL YEAR    PER SHARE      DATE         5%         10%
---------------------------    ------------   -------------   ---------   ----------   --------   ----------
M.H. Bernstein...............    210,000(3)        9.4%        $10.25      4-12-01     $594,696   $1,314,123
  President and Chief             50,000           2.2%        $ 7.88      8-08-01     $108,786   $  240,388
  Executive Officer

E.R. Chestnut................     50,000(3)        2.2%        $10.25      4-12-01     $141,594   $  312,886
  Vice President --               25,000           1.1%        $ 7.88      8-08-01     $ 54,393   $  120,194
  Corporate Development
R.D. Chittum.................     97,000(3)        4.4%        $10.25      4-12-01     $274,693   $  607,000
  Vice President -- Law           25,000           1.1%        $ 7.88      8-08-01     $ 54,393   $  120,194
  and Administration
P.A. Criscillis, Jr. ........     92,500(3)        4.2%        $10.25      4-12-01     $261,949   $  578,840
  Vice President and              25,000           1.1%        $ 7.88      8-08-01     $ 54,393   $  120,194
  Chief Financial Officer
P.G. Knoll...................     69,267(3)        3.1%        $10.25      4-12-01     $196,156   $  433,454
  Senior Vice President and       37,500           1.7%        $ 7.88      8-08-01     $ 81,589   $  180,291
  Chief Operating Officer(4)
R.J. Schmatz.................    105,000(3)        4.7%        $10.25      4-12-01     $297,348   $  657,061
  Vice President -- Sales         25,000           1.1%        $ 7.88      8-08-01     $ 54,393   $  120,194
  and Marketing

---------------

(1) All options granted to the named executive officers were granted pursuant to the Company's 1976 and 1995 Non-Qualified Stock Option Plans. Each such option vests at a rate of one-third per year commencing on the first anniversary of its date of grant and expires on the fifth anniversary of its date of grant. Each such option includes a "limited stock appreciation right" ("LSAR") with respect to an equal number of shares. The option and the LSAR become immediately exercisable upon a change in control of the Company. Each such option expires on the fifth anniversary of its grant date.
(2) The assumed rates of growth are set by the Securities and Exchange Commission for illustration purposes only and are not intended to forecast the future stock prices.
(3) Represents options issued in exchange for previously issued options. See Ten-Year Option Repricings Table for explanation.
(4) Ms. Knoll resigned her position with the Company effective June 20, 1997.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

     The following table sets forth certain information with respect to stock options exercised by the Company's executive officers during the fiscal year ended March 30, 1997, and options held by such officers, whether exercisable or unexercisable, at March 30, 1997.

                                                                  NUMBER OF SECURITIES          VALUE OF
                                                                       UNDERLYING             UNEXERCISED-
                                                                       UNEXERCISED            IN-THE-MONEY
                                                                     OPTIONS/SARS AT        OPTIONS/SARS AT
                                                                        FY-END(#)             FY-END($)(1)
                                     SHARES                       ---------------------   --------------------
                                  ACQUIRED ON        VALUE            EXERCISABLE/            EXERCISABLE/
NAME                              EXERCISE (#)    REALIZED($)         UNEXERCISABLE          UNEXERCISABLE
----                              ------------   --------------   ---------------------   --------------------
M.H. Bernstein..................       0               $0               0/260,000              $0/573,750
E.R. Chestnut...................       0               $0               0/ 75,000              $0/190,625
R.D. Chittum....................       0               $0               0/122,000              $0/272,875
P.A. Criscillis, Jr.............       0               $0               0/117,500              $0/265,000
P.G. Knoll(2)...................       0               $0               0/106,767              $0/275,905
R.J. Schmatz....................       0               $0               0/130,000              $0/286,875

---------------

(1) Value is equal to the difference between the March 30, 1997 closing price of the Company's common stock ($12.00) and the exercise price, which is equal to or $0.25 in excess of the closing price on the date of grant.
(2) Ms. Knoll resigned her position with the Company effective June 20, 1997.

                 COMPENSATION COMMITTEE REPORT ON OPTION REPRICINGS

     During the last fiscal year, the Company's Compensation Committee concluded that the options granted to the Company's executive officers and other key employees from time to time after 1991 had lost their value as an incentive by reason of the decline in the market price of the Company's common stock. Stock options have been awarded to a group of more than 100 employees. The Company's middle and senior management have viewed these options as a significant component of their total compensation package since cash bonuses had historically been offered only to senior executives and very few other employees. The Compensation Committee originally intended such stock options to represent an important component of each optionee's total compensation package and to provide a meaningful incentive to continue in the Company's employ and contribute to the Company's financial success. In order to ensure that these objectives would be achieved, the Compensation Committee believed it necessary to reprice the stock options granted to the Company's executive officers and other key employees to reflect the decline in the market price of the Company's common stock, which stemmed in part from factors affecting the industry as a whole. Accordingly, on March 29, 1996, the Compensation Committee authorized the exchange, on April 12, 1996, of all unexercised stock options issued after December 31, 1991, held by current employees of the Company who elected to participate in the exchange, that had an exercise price at least $0.25 more than the closing market price of the Company's common stock on April 12, 1996, with the number of replacement options to be equal to 80% of the number of options issued in calendar 1992 and 100% of options issued subsequent to calendar 1992. Ninety eight optionees elected to participate in the exchange. The replacement options vest at a rate of one-third per year commencing on the first anniversary of their date of grant and expire on the fifth anniversary of their date of grant. The Compensation Committee believes that the terms of the replacement options, including their exercise price, which was $0.25 in excess of the closing market price for the Company's common stock on the date of grant, will provide the appropriate incentives to the Company's executive officers and other key employees and will serve to better align their interests with the Company's shareholders.

                                          Submitted by the
                                          Compensation Committee

                                          Jane E. Shivers
                                          Alfred M. Swiren
                                          Richard N. Toub

                           TEN-YEAR OPTION REPRICINGS
                               EXECUTIVE OFFICERS

                                        NUMBER OF                                                       LENGTH OF
                                       SECURITIES     MARKET PRICE                                   ORIGINAL OPTION
                                       UNDERLYING     OF STOCK AT    EXERCISE PRICE                  TERM REMAINING
                                         OPTIONS        TIME OF        AT TIME OF     NEW EXERCISE     AT DATE OF
NAME AND PRINCIPAL POSITION   DATE     REPRICED(#)    REPRICING($)    REPRICING($)      PRICE($)        REPRICING
---------------------------  -------   -----------    ------------   --------------   ------------   ---------------
M.H. Bernstein.............  4-12-96      50,000(1)      $10.00          $15.25          $10.25          1 year
  President and Chief        4-12-96      50,000         $10.00          $13.25          $10.25      2 years, 3 mos.
  Executive Officer          4-12-96      20,000         $10.00          $17.50          $10.25      2 years, 8 mos.
                             4-12-96      22,500         $10.00          $14.63          $10.25      3 years, 3 mos.
                             4-12-96      27,500         $10.00          $14.75          $10.25      3 years, 4 mos.
                             4-12-96      50,000         $10.00          $12.88          $10.25      4 years, 4 mos.
P. Bernstein...............  4-12-96      12,500         $10.00          $17.50          $10.25      2 years, 8 mos.
  Chairman of the Board
E.R. Chestnut..............  4-12-96      25,000         $10.00          $14.88          $10.25      3 years, 9 mos.
  Vice President, Corporate  4-12-96      25,000         $10.00          $12.88          $10.25      4 years, 4 mos.
  Development
R.D. Chittum...............  4-12-96      25,000         $10.00          $16.25          $10.25      2 years, 6 mos.
  Vice President, Law and    4-12-96      10,000         $10.00          $17.50          $10.25      2 years, 8 mos.
  Administration             4-12-96      15,000         $10.00          $14.63          $10.25      3 years, 3 mos.
                             4-12-96      10,000         $10.00          $14.75          $10.25      3 years, 4 mos.
                             4-12-96      12,000         $10.00          $15.13          $10.25      3 years, 8 mos.
                             4-12-96      25,000         $10.00          $12.88          $10.25      4 years, 4 mos.
P.A. Criscillis, Jr........  4-12-96      25,000(1)      $10.00          $15.25          $10.25          1 year
  Vice President and Chief   4-12-96      25,000         $10.00          $13.25          $10.25      2 years, 3 mos.
  Financial Officer          4-12-96      10,000         $10.00          $17.50          $10.25      2 years, 8 mos.
                             4-12-96      12,500         $10.00          $14.75          $10.25      3 years, 4 mos.
                             4-12-96      25,000         $10.00          $12.88          $10.25      4 years, 4 mos.
P.G. Knoll.................  4-12-96       5,334(1)      $10.00          $15.25          $10.25          1 year
  Senior Vice President and  4-12-96      10,000         $10.00          $13.25          $10.25      2 years, 3 mos.
  Chief Operating            4-12-96       5,000         $10.00          $17.50          $10.25      2 years, 8 mos.
  Officer(2)
                             4-12-96      15,000         $10.00          $14.63          $10.25      3 years, 3 mos.
                             4-12-96      10,000         $10.00          $14.75          $10.25      3 years, 4 mos.
                             4-12-96      25,000         $10.00          $12.88          $10.25      4 years, 4 mos.
R.J. Schmatz...............  4-12-96      25,000(1)      $10.00          $15.25          $10.25          1 year
  Vice President, Sales      4-12-96      25,000         $10.00          $13.25          $10.25      2 years, 3 mos.
  and Marketing............  4-12-96      10,000         $10.00          $17.50          $10.25      2 years, 8 mos.
                             4-12-96      15,000         $10.00          $14.63          $10.25      3 years, 3 mos.
                             4-12-96      10,000         $10.00          $14.75          $10.25      3 years, 4 mos.
                             4-12-96      25,000         $10.00          $12.88          $10.25      4 years, 4 mos.

---------------

(1) Represents options originally issued in calendar 1992. Replacement options were issued for 80% of these options.
(2) Ms. Knoll resigned her position with the Company effective June 20, 1997.

                               PERFORMANCE GRAPH

     Set forth below is a graph which compares the value of $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year, in each of three investment alternatives: (a) the Company's Common Stock, (b) the S&P 500, and (c) a Peer Group consisting of five publicly-traded corporations (including the Company) that are engaged principally in the manufacture and sale of home furnishing textile products. The graph assumes all dividends were re-invested. The corporations included in the Peer Group are Crown Crafts, Inc., Fieldcrest Cannon, Inc., Springs Industries, Inc., Thomaston Mills, Inc. and Frenchtex, Inc. Frenchtex, Inc., excluded from the Peer Group for fiscal 1994, 1995 and 1996 because no performance information was available, has again been included in the Peer Group in 1997.

                           TOTAL SHAREHOLDER RETURNS
                             (DIVIDENDS REINVESTED)

        MEASUREMENT PERIOD                CROWN
      (FISCAL YEAR COVERED)           CRAFTS, INC.       S&P 500 INDEX       PEER GROUP*
MAR 92                                            100                100                100
MAR 93                                         106.36             115.19             124.42
MAR 94                                         121.77             116.89             116.46
MAR 95                                         111.20             135.06             113.23
MAR 96                                          62.75             178.28             121.22
MAR 97                                          76.87             213.57             118.77

* Frenchtex Inc. included for Mar 93 and Mar 97 returns. Returns for Mar 94, Mar 95, and Mar 96 exclude Frenchtex due to non-trading of stock.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     This report of the Compensation Committee of the Board of Directors of the Company sets forth the Committee's compensation policies applicable to the Chief Executive Officer and the other five most highly compensated executive officers as well as other executive officers of the Company, including the specific relationship of corporate performance to executive compensation, with respect to compensation reported in this proxy statement for fiscal 1997.

     The Compensation Committee is currently composed of the three nonemployee directors of the Company, Ms. Jane E. Shivers, Mr. Alfred M. Swiren and Mr. Richard N. Toub. No member of the

Compensation Committee has ever been an employee of the Company or any of its subsidiaries. They are not eligible to participate in any of the compensation plans that the Committee administers except they are eligible to receive automatic, non-discretionary annual awards of stock options under the Company's 1995 Stock Option Plan. The Compensation Committee has overall responsibility to review, monitor and recommend compensation plans to the Board of Directors for approval. In reviewing and approving executive compensation for key executives other than Mr. Michael H. Bernstein, the Committee reviews recommendations from Mr. Bernstein. Mr. Bernstein's compensation is determined by the Committee.

POLICY AND OBJECTIVES

     The fundamental philosophy of the compensation program of the Company is to motivate executive officers to achieve short-term and long-term goals through incentive-based compensation and to provide competitive levels of compensation that will enable the Company to attract and retain qualified executives.

     The Company's executive compensation program consists primarily of three components. Of the three, only base salary is fixed. The other two components are incentive-based. The Executive Incentive Bonus Plan ("EIBP") provides short-term incentives based upon the Company's annual operating results while the Company's Stock Option Plan provides long-term incentives. Since the structure of the Company's executive officers compensation is weighted more heavily toward incentive-based compensation, total compensation will usually be above average with higher operating results and below average when operating results are poorer.

     A key objective of the Compensation Committee is to assure that the Company's executives' total compensation is competitive. To this end, the Company receives and reviews executive compensation surveys and provides this information to the Committee. These surveys confirm that, while the total compensation of the Company's executives in fiscal 1997 was below average, historically, total compensation has been about average when compared with equivalent jobs with industrial employers of comparable size.

SHORT-TERM COMPENSATION

  Base Salary

     The Committee sets the base salary for each executive officer, including the President and Chief Executive Officer, at amounts below the average base salary for equivalent jobs with other industrial employers. Although base salary is reviewed annually by the Committee, adjustments are infrequent. The Committee believes this policy is consistent with the overall Company philosophy as set forth above.

  Short-term Incentives

     The Company's EIBP provides the Company's executive officers with an opportunity for significant short-term incentive compensation based upon the Company's operating results for the fiscal year. The maximum amounts potentially realizable by the eligible executive officers are well above median bonuses applicable to equivalent jobs with other industrial employers. This is intended to offset the fact that executive officers' base salaries are below average, thereby providing significant incentive with respect to short-term operating results.

     Under the EIBP, the Committee meets annually to set goals and establish formulae, based upon numerous factors including the Company's projected operating results. The formulae are generally progressive, meaning that lower levels of profitability by the Company result in a lower proportion of incentive compensation to pretax income than do higher levels of profitability. The Committee has reserved the right to alter the formulae at any time to reflect changing conditions.

     The total short-term compensation which includes base salary and bonuses under the EIBP provides the executive officers of the Company the opportunity to be compensated at levels similar to, or as operating results are more positive, in excess of equivalent jobs with other industrial employers at moderate levels of corporate financial performance. The Company's earnings in fiscal 1997 were below the minimum level required to earn incentive compensation, therefore no bonuses were paid under the EIBP, except that, one executive officer received a payment of a minimum bonus which was guaranteed at the time of his employment.

LONG-TERM COMPENSATION

     The Company's compensation program includes long-term compensation in the form of periodic grants of stock options. The granting of stock options is designed to link the interests of the executives with those of the shareholders as well as to retain key executives. Stock option grants provide an incentive that focuses the executives' attention on managing the Company from the perspective of an owner with an equity stake in the business. Stock options are tied to the future performance of the Company's stock and will provide value only if the price of the Company's stock increases after the stock option becomes exercisable and before the stock option expires.

     Long-term compensation is offered only to those key employees who can make an impact on the Company's long-term performance.

COMPENSATION PAID TO THE CHIEF EXECUTIVE OFFICER

     The Compensation Committee meets annually to evaluate the performance of the Chief Executive Officer. The compensation paid in fiscal 1997 to Mr. Michael
H. Bernstein, the Company's Chief Executive Officer, was based on the factors generally applicable to compensation paid to executives of the Company as described in this Report.

     In reviewing Mr. Bernstein's short-term compensation, the Committee reviews and considers Mr. Bernstein's recent performance, his achievements in prior years, his achievement of specific short-term goals and the Company's performance in that fiscal year. Mr. Bernstein's base salary and bonus formula for fiscal 1997 were approved based on this review process. Mr. Bernstein's bonus formula, which was based on the Company's operating results for fiscal 1997, resulted in no payment of bonus for fiscal 1997.

     Additionally, Mr. Bernstein's long-term compensation was determined by considering such factors as the overall long-term goals of the Company, performance trends, potential stock appreciation and actual performance, taking into consideration factors and conditions which affected that performance, both positively and negatively.

TAX COMPLIANCE POLICY

     Certain provisions of the federal tax laws enacted in 1993 limit the deductibility of certain compensation for the Chief Executive Officer and the additional four executive officers who are highest paid and employed at year end to $1 million per year each. This provision has had no effect on the Company since its enactment since no officer of the Company received as much as $1 million in applicable remuneration in any year. Nonetheless, the presence of non-qualified stock options make it theoretically possible that the threshold may be exceeded at some time in the future. In such a case, the Company intends to take the necessary steps to conform its compensation to qualify for deductibility. Further, the Committee intends to give strong consideration to the deductibility of compensation in making its compensation decisions for executive officers in the future, balancing the goal of maintaining a compensation program which will enable the Company to attract and retain qualified executives while maximizing the creation of long-term shareholder value.

                                          Respectfully submitted:

                                          Jane E. Shivers
                                          Alfred M. Swiren
                                          Richard N. Toub

CASH COMPENSATION OF DIRECTORS

     For the fiscal year ending March 30, 1997, no employee director of the Company was paid additional compensation as a member of the Board of Directors. Each nonemployee director of the Company is paid $1,000 for each Board meeting attended and $1,000 for each Committee meeting attended which is held on a date other than the date of a Board meeting. Each nonemployee director is reimbursed for all expenses incurred in connection with service on the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Ms. Shivers and Messrs. Swiren and Toub. Mr. Toub is an attorney who has provided services to the Company in the past. Mr. Toub provided such services during fiscal 1997 for which he was paid $520. The Company expects he will continue to provide such services during fiscal 1998. Ms. Shivers is Executive Vice President of Ketchum Public Relations which was paid $10,465 for services provided to the Company during fiscal 1997.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 1997 and Forms 5 and amendments thereto with respect to fiscal 1997, to the best of the Company's knowledge, no other reports were required during the fiscal year ended March 30, 1997 and all filing requirements applicable to directors, officers or greater than ten percent (10%) shareholders of the Company required by Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has not yet selected its independent public accountants for its fiscal year ending March 29, 1998. This selection will be made later in the year by the Company's Board of Directors, based upon the recommendations of the Audit Committee. The current members of the Audit Committee are Ms. Shivers and Messrs. Swiren and Toub.

     Deloitte & Touche LLP has served as the Company's auditors since 1983. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Appropriate proposals of shareholders intended to be presented at the Company's next annual meeting of shareholders (which the Company currently intends to hold in August of 1998) must be received by the Company by March 23, 1998 for inclusion in its proxy statement and form of proxy relating to that meeting. If the date of the next annual meeting is changed by more than 30 calendar days from such anticipated time frame, the Company shall, in a timely manner, inform its shareholders of the change and the date by which proposals of shareholders must be received.

                                 MISCELLANEOUS

     Management does not know of any other matters to come before the meeting. If any other matters properly come before the meeting, however, it is the intention of the persons designated as Proxies to vote in accordance with their best judgment on such matters.

                                 ANNUAL REPORT

     The Company's 1997 Annual Report to Shareholders is enclosed with this Proxy Statement. The Annual Report is not a part of the proxy soliciting material. Additional copies of such Annual Report along with copies of the Company's Annual Report on Form 10-K for the fiscal year ended March 30, 1997, as filed with the Securities and Exchange Commission (exclusive of documents incorporated by reference), are available without charge to shareholders upon written request to Investor Relations, Crown Crafts, Inc., 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia 30328.

                             [CROWN CRAFTS LOGO]

                                                                      APPENDIX A


                               CROWN CRAFTS, INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
           CROWN CRAFTS, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                AUGUST 12, 1997

    The undersigned shareholder hereby constitutes and appoints each of Michael
H. Bernstein and Roger D. Chittum, with full power of substitution, to act as proxy for and to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Crown Crafts, Inc. (the "Annual Meeting") to be held on August 12, 1997 at 10:00 a.m., at the Company's Atlanta, Georgia Corporate Office, 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia, or at any adjournment(s) or postponements thereof, on all matters coming before the Annual Meeting.

    THE PROXIES SHALL VOTE AS SPECIFIED BELOW, OR IF A CHOICE IS NOT SPECIFIED FOR THE FOLLOWING PROPOSAL, THE PROXIES SHALL VOTE "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTORS.

    The undersigned instructs said proxies to:

1. Elect the four Class II director nominees listed below to the Board of Directors of Crown Crafts, Inc., each for a three-year term.
  E. Randall Chestnut   Roger D. Chittum   Marvin A. Davis   Alfred M. Swiren

   [ ] FOR     [ ] WITHHOLD AUTHORITY to      [ ] FOR all nominees, except
       all         vote for all nominees          vote withheld from the
       nominees                                   following nominees:

                                                ---------------------------

--------------------------------------------------------------------------------

                           (Continued on other side)

                          (Continued from other side)

2. Vote according to his or her best judgment with respect to any other matters which properly come before the Annual Meeting.

    The undersigned acknowledges the receipt of Notice of the Annual Meeting and Proxy Statement, each dated June 27, 1997 and the Annual Report to Shareholders, and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Annual Meeting.

                                                Signature:
                                                          ----------------------

                                                Date:
                                                     ---------------------------
                                                (Signature should conform to
                                                name and title stenciled hereon.
                                                Executors, administrators,
                                                trustees, guardians and
                                                attorneys should add their
                                                titles upon signing.)

 PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                             POSTAGE PAID ENVELOPE.